UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 13, 2014

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INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Caspian Court
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    On January 13, 2014, Infinera Corporation (the “Company”) announced the hiring of Brad Feller to the position of Senior Vice President of Finance effective immediately, and the subsequent promotion of Mr. Feller to the position of Chief Financial Officer effective March 1, 2014.

Prior to joining the Company, Mr. Feller, age 40, served as Interim CFO of Marvell Technology Group (“Marvell”), a semiconductor company, from October 2012 to December 2013 and as Vice President, Corporate Controller from September 2008 to October 2012.  Prior to Marvell, Mr. Feller served as Corporate Controller for Integrated Device Technology (“IDT”) from April 2005 to September 2008 and Financial Reporting Manager from October 2003 to April 2005.  Prior to joining IDT, Mr. Feller served in various roles at Ernst & Young LLP in the high technology practice serving large multinational clients which included Intel, Juniper Networks and Oracle.  Mr. Feller is a Certified Public Accountant (inactive) in the State of California and holds a BS degree in Business Administration from San Jose State University.

In connection with Mr. Feller’s hiring, Mr. Feller will receive an annual base salary of $360,000 with a sign-on bonus of $30,000 and will be eligible for an annual cash incentive bonus payment of 60% of his base salary. In addition, Mr. Feller was granted 166,297 restricted stock units and 25,000 stock options to be settled in shares of the Company’s common stock pursuant to the Company’s 2007 Equity Incentive Plan. The restricted stock units shall vest as to 1/4th of the underlying shares annually on each of February 5, 2015, 2016, 2017 and 2018, subject to Mr. Feller’s continued service to the Company. The stock options shall have an exercise price equal to the closing price of the Company’s common stock on the date of grant and shall vest as to 1/4th of the underlying shares on January 13, 2015 and then 1/48th per month thereafter, subject to Mr. Feller’s continued service to the Company.

There are no arrangements or understandings between Mr. Feller and any other persons pursuant to which Mr. Feller was appointed as Senior Vice President of Finance of the Company or will be subsequently promoted to Chief Financial Officer of the Company. There are no transactions in which Mr. Feller has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Feller will also enter into a Section 16 Officer change of control agreement and an indemnification agreement with the Company, both in the forms previously filed with the SEC.
A copy of the press release announcing Mr. Feller’s hiring is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)    The information set forth in Item 5.02(c) of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 13, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: January 13, 2014	By:	/s/ ALASTAIR A. SHORT
Alastair A. Short Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 13, 2014.